Exhibit 10a

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 64 to the Registration Statement No. 333-05593 on Form N-4 of our reports dated April 24, 2012 relating to the financial statements of each of the portfolios of Separate Accounts No. 49 and No. 45 of AXA Equitable Life Insurance Company for the year ended December 31, 2011. We also consent to the use herein of our report dated March 8, 2012, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the adoption of the accounting standard relating to acquisition costs associated with acquiring or renewing insurance contracts discussed in Note 2, as to which the date is August 29, 2012, relating to the consolidated financial statements and financial statement schedules, which appears in AXA Equitable Life Insurance Company’s Current Report on Form 8-K dated August 29, 2012. We also consent to the reference to us under the heading “Custodian and Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP
New York, New York
December 10, 2012